 Filed with the Department of State on Oct 20, 1997

 Brette Kunda

____________________________

Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT

 OF

BEATING THE DOW FUND

 A Business-stock Corporation (15 Pa.C.S. Paragragh 1306)

 DSCB:15-1306/2102/2303/2702/2903/3101/7102A(Rev 91)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is: Beating the Dow Fund

2. The address of this corporation initial registered office in this Commonwealth is:

1375 Anthony Wayne Dr.Wayne Pa. 19087 Chester County

3. The corporation is incorporated under the provisions of the Business Corp oration Law of 1988.

4. The aggregate number of shares authorized is: 100,000,000.

5. The name and address of the incorporator is:

Bernard B. Klawans 1375 Anthony Wayne Dr., Wayne Pa. 19087

6. The specified effective date is: October 22, 1997

7. No additional provisions of the articles.

8. The corporation is not a statutory close corporation.

9. The corporation is not a cooperative corporation.

IN TESTIMONY WHEREOF the incorporator has signed these Articles of Incorporation this 22nd day of October, 1997.

/s/ Bernard B. Klawans

 _________________

Signature

APPROVED BY THE COMMONWEALTH OF PENNSYLVANIA October 22, 1997

 Filed with the Department of State on January 10 2003

 _____________________________

/s/ Secretary of the Commonwealth

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

In compliance with the requirements of 15 Pa.C.S. par 1915 (relating to articles of amendment) the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: Beating the Dow Fund, Inc.

2. The address of this corporation's current registered office in this Common wealth is:

 1375 Anthony Wayne Dr. Wayne Pa. 19087 Chester County

3. The statute by which it was incorporated is: Business Stock 15PACS

4. The date of its incorporation was 10/22/97

5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

6. The amendment was adapted by the shareholders pursuant to 15 Pa.C.S. par 1914 (a) and (b).

7. The amendment adopted by the corporation changed the name to the CAMCO

 Investors Fund.

8. The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer on this 17th day of December 2002.

The CAMCO Investors Fund

By: Bernard B. Klawans

President